Exhibit 23(a)


                      Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of McDonnell Douglas Corporation for the registration of its common stock and to the incorporation by reference therein of our reports dated January 22, 1997, with respect to the consolidated financial statements of McDonnell Douglas Corporation incorporated by reference in its Annual Reports (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange
Commission.



                                            /s/ Ernst & Young, LLP


St. Louis, Missouri
June 23, 1997